certification

Kevin E. Wolf, Principal Executive Officer/President, and Jim Colantino, Principal Financial Officer/Treasurer of Northern Lights Fund Trust (the “Registrant”), each certify to the best of their knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                                             Principal Financial Officer/Treasurer

Northern Lights Fund Trust                                                             Northern Lights Fund Trust

/s/Kevin E. Wolf                                                            /s/ Jim Colantino

Kevin E. Wolf                                                                                    Jim Colantino

Date: 09/08/23                                                                                    Date: 09/08/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Northern Lights Fund Trust and will be retained by the Northern Lights Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.